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                                                                    EXHIBIT 12.2


                           DORAL FINANCIAL CORPORATION
 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                        THREE MONTHS
                                                           ENDED
                                                          MARCH 31,                     YEAR ENDED DECEMBER 31,
                                                        ------------     ----------------------------------------------------
                                                            2004           2003       2002       2001       2000       1999
                                                        ------------     --------   --------   --------   --------   --------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations            $126,314       $393,365   $260,976   $158,260   $ 96,152   $ 76,613
  Plus:
     Fixed Charges (excluding capitalized interest)         67,612        273,366    265,657    274,052    285,275    163,269
                                                          --------       --------   --------   --------   --------   --------

TOTAL EARNINGS                                            $193,926       $666,731   $526,633   $432,312   $381,427   $239,882
                                                          ========       ========   ========   ========   ========   ========

FIXED CHARGES:
     Interest expensed and capitalized                    $ 66,649       $269,559   $261,827   $274,851   $283,849   $160,712
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                       397          1,531      1,351      1,717      1,921      2,286
     An estimate of the interest component within
        rental expense                                         566          2,276      2,479      2,384      2,034      1,474
                                                          --------       --------   --------   --------   --------   --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS              67,612        273,366    265,657    278,952    287,804    164,472
                                                          --------       --------   --------   --------   --------   --------

Preferred dividends                                          8,325         21,088     13,730      9,408      6,806      5,139
Ratio of pre tax income to net income                        1.220          1.224      1.181      1.100      1.133      1.133
                                                          --------       --------   --------   --------   --------   --------

PREFERRED DIVIDEND FACTOR                                   10,152         25,818     16,215     10,350      7,711      5,821
                                                          --------       --------   --------   --------   --------   --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS         $ 77,764       $299,184   $281,872   $289,302   $295,515   $170,293
                                                          ========       ========   ========   ========   ========   ========

RATIO OF EARNINGS TO FIXED CHARGES AND
 PREFERRED STOCK DIVIDENDS                                    2.49           2.23       1.87       1.49       1.29       1.41
                                                          ========       ========   ========   ========   ========   ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations            $126,314       $393,365   $260,976   $158,260   $ 96,152   $ 76,613
  Plus:
     Fixed Charges (excluding capitalized interest)         48,630        198,306    192,888    203,653    223,273    127,485
                                                          --------       --------   --------   --------   --------   --------

TOTAL EARNINGS                                            $174,944       $591,671   $453,864   $361,913   $319,425   $204,098
                                                          ========       ========   ========   ========   ========   ========

FIXED CHARGES:
     Interest expensed and capitalized                    $ 47,667       $194,499   $189,058   $204,452   $221,847   $124,928
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                       397          1,531      1,351      1,717      1,921      2,286
     An estimate of the interest component
        within rental expense                                  566          2,276      2,479      2,384      2,034      1,474
                                                          --------       --------   --------   --------   --------   --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS              48,630        198,306    192,888    208,553    225,802    128,688
                                                          --------       --------   --------   --------   --------   --------

Preferred dividends                                          8,325         21,088     13,730      9,408      6,806      5,139
Ratio of pre tax income to net income                        1.220          1.224      1.181      1.100      1.133      1.133
                                                          --------       --------   --------   --------   --------   --------

PREFERRED DIVIDEND FACTOR                                   10,152         25,818     16,215     10,350      7,711      5,821
                                                          --------       --------   --------   --------   --------   --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS         $ 58,782       $224,124   $209,103   $218,903   $233,513   $134,509
                                                          ========       ========   ========   ========   ========   ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
 STOCK DIVIDENDS                                              2.98           2.64       2.17       1.65       1.37       1.52
                                                          ========       ========   ========   ========   ========   ========
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